                                                                      Exhibit 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen M. Brett, Esq., and Robert W. Murray Jr., Esq. and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       Signature                              Title                                     Date
       ---------                              -----                                     ----
                                  Chairman of the Board and
   -----------------              Director of TCI Communications, Inc.
    (Bob  Magness)

                                  Director of TCI Communications, Inc.
   -----------------
   (John C. Malone)

                                  Director of TCI Communications, Inc.
   -----------------
   (Donne F. Fisher)

/s/ Brendan R. Clouston           President of TCI Communications, Inc.            November 9, 1995
-----------------------              (Principal Executive Officer)
 (Brendan R. Clouston)

  /s/ Gary K. Bracken             Senior Vice President and                        November 9, 1995
 ----------------------              Controller of TCI Communications, Inc.
   (Gary K. Bracken)                 (Principal Financial and
                                     Accounting Officer)